EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements of our reports dated February 11, 2009, relating to the financial statements and financial statement schedules of The Hartford Financial Services Group, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting and reporting for the fair value measurement of financial instruments in 2008, and defined benefit pension and other postretirement plans in 2006) and the effectiveness of The Hartford Financial Services Group, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Hartford Financial Services Group, Inc. for the year ended December 31, 2008.

Form S-3 Registration No.	Form S-8 Registration Nos.
333-142044	333-105707
333-049170
333-105706
333-034092
033-080665
333-012563
333-125489
DELOITTE & TOUCHE LLP
Hartford, Connecticut
February 11, 2009